EXHIBIT 1


                              JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, par value $.001 per share, of Helisys, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: September 22, 1998


                                   /s/Robert F. Meyerson
                                   ---------------------------
                                   Robert F. Meyerson


                                   TELANTIS VENTURE PARTNERS V, INC.



                                   By /s/Adam H. Meyerson
                                      -------------------------
                                      Adam H. Meyerson
                                      Its President